EXHIBIT 4.2

No. W

                                                                                    ________   (_____) Warrants

VOID AFTER ______, 2008

 CLASS A REDEEMABLE COMMON STOCK WARRANT CERTIFICATE

FOR PURCHASE OF COMMON STOCK OF

AIDA PHARMACEUTICALS, INC.

This certifies that FOR VALUE RECEIVED _______________________ or registered assigns (the "Registered Holder") is the owner of the number of Redeemable Common Stock Purchase Warrants (the "Warrants") specified above.  Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $0.001 par value, of Aida Pharmaceuticals, Inc., a Nevada corporation (the "Company"), at any time between October __, 2007 and the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Registrar and Transfer Company as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of $2.50 per share (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to the Warrant Agent.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated as of _____, 2007, by and among the Company and the Warrant Agent.

In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued.  In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term "Expiration Date" shall mean 3:00 p.m. (New York, New York time) on _______2008, or such earlier date as the Warrants shall be redeemed.  If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall be 3:00 p.m. (New York, New York time) the next day which in the State of New York is not a holiday nor a day in which banks are authorized to close.

The Company shall not be obligated to deliver any securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, with respect to such securities is effective. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.  Upon due presentment together with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Commencing on _______, 2008, this Warrant may be redeemed at the option of the Company at a Redemption Price of $.10 per Warrant, provided the closing bid price of the Company's Common Stock (or the last sale price, if quoted on a national securities exchange) exceeds $3.00 for at least five (5) consecutive trading days ending on the third business day prior to the date on which notice of redemption is given, and provided that a current prospectus relating to the underlying securities is then in effect. Notice of redemption shall be given not later than the thirtieth (30th) day before the date fixed for redemption, all as provided in the Warrant Agreement.  On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to this Warrant except to receive the $0.10 per Warrant upon surrender of this Certificate.

Prior to due presentment for registration of transfer hereof, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of Nevada.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two (2) of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated: _____ __, 2007

AIDA PHARMACEUTICALS, INC.

By:

_______________________________

Name:

Title:

Chairman

By:

_________________________________

Name:

Title:

Secretary

[seal]

Countersigned:

REGISTRAR AND TRANSFER COMPANY

By:

___________________________

Name:

Title:

Authorized Officer

[FORM OF REVERSE OF WARRANT CERTIFICATE]

SUBSCRIPTION FORM

To Be Executed by the Registered Holder

in Order to Exercise Warrants

The undersigned Registered Holder hereby irrevocably elects to exercise __________________ (________________) Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_____________________________

_____________________________

_____________________________

_____________________________

[please print or type name and address]

and be delivered to

_____________________________

_____________________________

_____________________________

_____________________________

[please print or type name and address]

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

Dated: _________________________

________________________________

Signature

________________________________

Street Address

________________________________

City, State and Zip Code

________________________________

Taxpayer ID Number

Signature Guaranteed:

________________________________

ASSIGNMENT

To Be Executed by the Registered Holder

in Order to Assign Warrants

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

_________________________________

_________________________________

_________________________________

_________________________________

[please print or type name and address]

___________________ (_____________) of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________________

________________________________

Signature Guaranteed:

________________________________

THE SIGNATURE MUST BE GUARANTEED BY A MEDALLION BANK.